As filed with the Securities and Exchange Commission on July 2, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0944526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Broadway, 14th Floor,

Cambridge, Massachusetts

(617) 996-9058

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Paul R. Gudonis

President and Chief Executive Officer

Myomo, Inc.

One Broadway, 14th Floor,

Cambridge, Massachusetts

(617) 996-9058

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock(5)
Preferred Stock(6)
Warrants(7)
Units(8)
Total	$75,000,000	N.A.	$75,000,000	$9,338

(1)	The amount to be registered consists of up to $75,000,000 of an indeterminate amount of common stock, preferred stock, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, preferred stock registered hereby, or (ii) shares of preferred stock, common stock or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for preferred stock registered hereby, or (ii) preferred stock, common stock or units that may be issued upon exercise of warrants registered hereby, as the case may be.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(5)	Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(6)	Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(7)	Including such indeterminate number of warrants or other rights, including without limitation share purchase or subscription rights, as may be issued from time to time at indeterminate prices.
(8)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $75,000,000 of the registrant’s common stock, preferred stock, debt securities and/or warrants; and

•	an at the market prospectus supplement covering the offering, issuance and sale of up to $15,000,000 of shares of the Registrant’s common stock that may be issued and sold under the At Market Issuance Sales Agreement, dated July 2, 2018, between the Registrant and B. Riley FBR, Inc., or the Sales Agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $15,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated July 2, 2018

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $75,000,000 in aggregate principal amount of our common stock, preferred stock, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The NYSE American under the symbol “MYO.” On June 28, 2018, the closing price for our common stock, as reported on The NYSE American, was $2.83 per share. Our principal executive offices are located at One Broadway, 14th Floor Cambridge, MA 02142.

The aggregate market value of our outstanding common stock held by non-affiliates was $45,100,460, based on 12,411,123 shares of outstanding common stock as of June 28, 2018, of which approximately 11,135,916 shares were held by non-affiliates, and based on the highest reported closing sale price of our common stock of $4.05 on May 3, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. During the prior 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July     , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 25 and “Incorporation of Certain Information by Reference” beginning on page 26 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Myomo, Inc.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2017, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly report on Form 10-Q for the quarter ended March 31, 2018, which is incorporated by reference into this prospectus, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to achieve reimbursement from third-party payers for our products;

•	our dependence upon external sources for the financing of our operations, particularly given that our auditors’ report for our 2017 financial statements, contains a statement concerning our ability to continue as a “going concern;”

•	our ability to effectively execute our business plan;

•	our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;

•	our expectations as to our clinical research program and clinical results;

•	our ability to improve our products and develop new products;

•	our ability to manage the growth of our operations over time;

•	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

•	our ability to gain and maintain regulatory approvals;

•	our ability to maintain relationships with existing customers and develop relationships with new customers;

•	our ability to compete and succeed in a highly competitive and evolving industry; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus and any prospectus supplement that we may file.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and our Current Reports on Form 8-K.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

PROSPECTUS SUMMARY

Overview

We are a wearable medical robotics company, specializing in myoelectric braces, or orthotics, for people with neuromuscular disorders. We develop and market the MyoPro product line, which is a myoelectric-controlled upper limb brace, or orthosis. The orthosis is a rigid brace used for the purpose of supporting a patient’s weak or deformed arm to enable and improve functional activities of daily living, or ADLs, in the home and community. It is custom constructed by a qualified O&P practitioner during a custom fabrication process for each individual user to meet their specific needs. Our products are designed to help restore function in individuals with neuromuscular conditions due to brachial plexus injury, stroke, traumatic brain injury, spinal cord injury and other neurological disorders. We sell our products through orthotics and prosthetics, or O&P providers, the Veterans Health Administration, or VA, and to our distributor in certain accounts and geographic markets, OttoBock SE & Co. KGaA, or Ottobock.

Our goal is to address the need to restore function to individuals who have suffered partial paralysis and can no longer support or move their arm or hand despite the best efforts of surgeons and rehabilitation therapists.

Our solution, the MyoPro custom fabricated limb orthosis, is for the upper body. It was originally pioneered in the 1960s, recently refined in the labs of MIT, and made commercially feasible through our efforts. Partial paralysis is severe muscle weakness or loss of voluntary movement in one or more parts of the body. The MyoPro is registered with the FDA as a Class II device (Biofeedback Device). We believe it is the only current device able to help neuromuscular-impaired people restore function in weak arms and hands using their own muscle signals. The device consists of a portable arm brace made of a lightweight aerospace metal, and includes advanced signal processing software, non-invasive sensors, and a lightweight battery unit. The product is worn to support the dysfunctional joint and as a functional aid for reaching and grasping, but has also been proven to have therapeutic benefits for some users to increase motor control.

The MyoPro’s control technology utilizes an advanced non-invasive human-machine interface based on non-invasive, patented electromyography, or EMG, control technology that continuously monitors and senses, but does not stimulate, the affected muscles. The patient self-initiates movement through his or her weakened muscle signals that indicate the intention to move. In addition to supporting the weakened limb, the MyoPro functions as a neuro-muscular prosthetic by restoring function to the impaired limb similar to a myoelectric prosthetic for an amputee. It is prescribed by physicians and provided by medical professionals certified to fit orthotics and prosthetics as a custom fabricated myoelectric elbow-wrist-hand orthosis.

In addition to applications for stroke patients, we believe our technology may be used to increase upper extremity movement affected by diagnoses such as peripheral nerve injury, spinal cord injury, other neurological disorders, cerebral palsy, muscular dystrophy and traumatic brain injury.

Our strategy is to establish ourselves as the market leader in myoelectric limb orthotics, and to build a set of products, software applications, and value-added services based upon our patented technology platform. While we currently focus on upper extremity orthotics, our future products may include devices for the shoulder, leg, knee, and ankle, sized for both adults, adolescents and children, along with non-medical applications for industrial and military markets.

We are the exclusive licensee of U.S. patents for the myoelectric limb orthosis device based on technology originally developed at MIT in collaboration with medical experts affiliated with Harvard Medical School. We have licensed 2 patents across 1 patent family to protect our technology. We also hold 10 issued patents in the U.S. and various countries and have 2 pending patent applications. Our devices are currently referred for patients at leading rehabilitation facilities, including, among others, the Mayo Clinic, Cleveland Clinic, Walter Reed National Military Medical Center, and VA hospitals across the country.

Company Information

We were formed in the State of Delaware on September 1, 2004. Our principal executive office is One Broadway, 14th Floor, Cambridge, Massachusetts 02142. Our telephone number is (877) 736-9666. Our Internet address is www.myomo.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

We own various U.S. federal trademark registrations, certain foreign trademark registrations and applications, and unregistered trademarks, including the following marks referred to in this Offering Circular: “MyoPro®”, “MYOMO”®. All other trademarks or trade names referred to in this Offering Circular are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Offering Circular are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent possible under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements;

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

•	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in the Annual Report on Form 10-K and our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) in 2022, (b) the date on which we have total annual gross revenue of at least $1.07 billion, or (c) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th , and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include costs for research and development, sales and marketing activities, clinical research, funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on NYSE American under the symbol “MYO” since June 9, 2017. Prior to that time, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by NYSE American:

	High	Low
Second Quarter 2017 (from June 9, 2017 to June 30, 2017)	$23.20	$6.77

Third Quarter 2017	$13.50	$5.12

Fourth Quarter 2017	$11.40	$2.53

First Quarter 2018	$5.63	$2.92

Second Quarter 2018 (to June 28, 2018)	$4.30	$2.80

On June 28, 2018, the closing price of our common stock as reported on NYSE American was $2.83 per share. As of June 28, 2018, we had approximately 166 record holders of our common stock (not including beneficial owners whose shares are held in street name).

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.0001 per share.

As of June 28, 2018, there were 11,135,916 shares of common stock outstanding and no shares of preferred stock outstanding. As of June 28, 2018, we had approximately 166 record holders of our capital stock.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Rights and Preferences

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Non-assessable

All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are currently outstanding, and we have no present plans to issue any shares of preferred stock.

Warrants

2017 Public Offering Warrants

In December 2017, we issued warrants to purchase common stock in connection with our underwritten public offering. Each full warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $2.95 per whole share of common stock. The warrants will be exercisable during the period commencing on the date of their issuance and ending five years thereafter, the expiration date of the warrants.

The warrants may be exercised by delivering to us a written notice of election to exercise the warrant, appropriately completed, duly signed and delivered, and delivering to us cash payment of the exercise price, if applicable. Upon delivery of the written notice of election to exercise the warrant, appropriately completed and duly signed, and cash payment of the exercise price, if applicable, on and subject to the terms and conditions of the warrant, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole shares of common stock to which the holder is entitled, which shares may be delivered in book-entry form. If a warrant is exercised for fewer than all of the shares of common stock for which such warrant may be exercised, then upon request of the holder and surrender of such warrant, we shall issue a new warrant exercisable for the remaining number of shares of common stock.

If, and only if, a registration statement relating to the issuance of the shares underlying the warrants is not then effective or available, a holder of warrants may exercise the warrants on a cashless basis, where the holder receives the net value of the warrant in shares of common stock. However, if an effective registration statement is available for the issuance of the shares underlying the warrants, a holder may only exercise the warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the warrants.

If we fail to timely deliver shares of common stock pursuant to any warrant exercise, and such exercising holder elects to purchase shares of common stock (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of common stock for which such warrant was exercised, then we will be required to deliver, for each day of delay, an amount in cash equal to 1% of the product of (i) the aggregate number of shares of common stock not issued to the holder on a timely basis and (ii) the closing sale price of the common stock on the trading day immediately preceding the last possible date (generally two days after the exercise date) on which we could have issued such shares of common stock to the holder. In addition, if we fail to register such shares on our share register or credit the holder’s account with the Depositary Trust Company for the number of shares of common stock to which the holder is entitled upon exercise, if the holder purchases shares of common stock to deliver in satisfaction of a sale by the holder of shares of common stock that it anticipated receiving from us, then we are required to deliver to the holder, at the holder’s discretion, either (A) an amount in cash equal the full purchase price paid by the holder to acquire such alternative shares or (B) (x) the shares of common stock for which the warrant was exercised and (y) an amount in cash equal to the excess (if any) by which the price paid for the alternative shares exceeds the lowest closing sale price of the common stock during the period beginning on the exercise date and ending on the date such shares are delivered.

If, at any time while the warrants are outstanding, we, directly or indirectly, (1) effect any merger or consolidation with or into another person, (2) effect any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (3) complete any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and which has been accepted by the holders of 50% or more of the outstanding common stock, (4) effect any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (5) in one or more related transactions consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock (each, a “Fundamental Transaction”), then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant. Notwithstanding the foregoing, in the event of a Fundamental Transaction (other than a Fundamental Transaction that was not approved by our board of directors), we or any successor entity shall pay at the holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrant as determined in accordance with the Black Scholes option pricing model. Any successor to us or surviving entity shall assume the obligations under the warrant.

The exercise price and the number and type of securities purchasable upon exercise of the warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits and certain other events. The warrants contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. The terms of the warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (in each case, a “Distribution”), then each holder of a warrant shall be entitled to acquire, with respect to the shares of common stock issuable upon exercise of such warrant, the Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of common stock issuable upon exercise of the warrant immediately prior to the record date for such Distributed Property.

So long as any of the warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to at least 125% of the maximum number of shares of common stock issuable upon the exercise of all of the warrants then outstanding. If we fail to maintain such a number of authorized and unreserved shares of common stock, we must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the warrants then outstanding, in accordance with the requirements of our amended and restated certificate of incorporation, bylaws and applicable law, including holding a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock within 60 days after such failure. In the event we are prohibited from issuing shares of common stock upon exercise of the warrant due to the failure to have sufficient shares of common stock reserved for such issuance, we are required to make the cash payments described in the warrant in exchange for the cancellation of such portion of the warrant exercisable for the shares that we are unable to deliver.

No fractional shares will be issued upon exercise of the warrants. Except as set forth in the respective warrants, the warrants do not confer upon holders any voting or other rights as stockholders of our company.

A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise. Subject to our consent, not to be unreasonably withheld, the holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us.

Underwriter’s Warrant

In connection with our December 2017 underwritten public offering, we also issued to the underwriter warrants to purchase a number of our shares of common stock equal to an aggregate of 1% of the shares of common stock and the shares of common stock underlying the warrants sold in that offering. The warrants have an exercise price per share equal to the combined public offering price per share of common stock and related warrant in that offering of $2.40 and may be exercised on a cashless basis in certain circumstances specified in the warrants. The warrants are not redeemable by us, become exercisable six months from the date of issuance and will expire three years from the date of issuance. The warrants provide for adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in the event of recapitalization, merger or other fundamental transaction.

Registration Rights

The holders of our common stock, including shares issued upon the conversion of our convertible preferred stock and warrants or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of the Investor Rights Agreement between us and the holders of these shares, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. Based on filings with the Securities and Exchange Commission as of June 28, 2018, the holders of approximately one million shares of our common stock, or their permitted transferees, which we refer to as our registrable securities, are entitled to rights with respect to the registration of these securities under the Securities Act of 1933, as amended.

Demand registration rights

Under the terms of the Investor Rights Agreement, we will be required, upon the written request of holders of a majority of the then-outstanding shares of registrable securities, requesting registration of registrable securities having an anticipated net aggregate offering price of at least $10.0 million, to effect the registration of such shares for public resale. We are required to effect only two registrations pursuant to this provision of the Investor Rights Agreement.

Short-Form Registration Rights

If at any time we become entitled under the Securities Act to register our shares on Form S-3 and the holders of at least 20% of the then-outstanding Registrable Securities request in writing that we register their shares for public resale on Form S-3 with an aggregate price to the public of the shares to be registered, net of underwriting discounts and commissions, of at least $2.5 million, we will be required to effect such registration; provided, however, that if our board of directors determines, in good faith, that such registration would be materially interfere with a significant acquisition, corporate reorganization or similar transaction, require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential, or render us unable to comply with the requirements under the Securities Act or the Exchange Act, we may defer the registration for up to 90 days. We are only obligated to effect up to two registrations on Form S-3 within any twelve-month period.

Piggyback Registration Rights

The holders of registrable securities or their permitted transferees are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions, we and the underwriters may limit the number of shares included in the underwritten offering if the underwriter believes that including these shares would adversely affect the offering. In addition, the holders of 33,275 shares underlying the selling agent warrant that we issued in connection with our IPO are entitled to piggyback registration rights in the event that we do not maintain an effective registration statement for the shares underlying such warrant. The holders of 557,216 shares underlying the private placement warrants that we issued in connection with our IPO are entitled to piggyback registration rights in the event that we propose to register any of our common stock, other than on Form S-4 or S-8.

Indemnification

Our Investor Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Termination of Registration Rights

The registration rights granted under the Investor Rights Agreement will terminate on the fifth anniversary of the closing of our IPO or, as to any holder of Registrable Securities, such earlier time at which such holder can sell all shares held by it in compliance with Rule 144.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Classified Board

Our amended and restated certificate of incorporation and our bylaws provide that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our amended and restated certificate of incorporation and our bylaws will also provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. We currently have five members on our board of directors.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 25,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Appointment and Removal of Directors

These provisions restricting the size of the board will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. In addition, our amended and restated certificate of incorporation and our bylaws provide that no member of our board of directors may be removed from office by our stockholders with or without cause, at any time, in addition to any other vote required by law, only upon the approval of not less than a majority of the total voting power of all of our outstanding voting stock.

Advance Notice Procedures

Our amended and restated certificate of incorporation and our bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Amendment of Charter Provisions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. A majority vote of our board of directors or the affirmative vote of holders of at least 75% of the total votes of our outstanding shares of capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter, change or repeal the bylaws. In addition, the affirmative vote of the holders of at least 66 2/3% of the total votes of our outstanding shares of capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter or repeal, or to adopt any provisions inconsistent with any of the provisions in our amended and restated certificate of incorporation relating to amendments to our certificate of incorporation and bylaws, and as described under “Appointment and removal of directors” and “Classified board” above. This requirement of a supermajority vote to approve amendments to our bylaws and Certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

The provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed on The NYSE American under the trading symbol “MYO.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, or the Securities Act, and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Myomo, Inc.’s Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, NE, Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are subject to the reporting and information requirements of the Exchange Act of 1934, as amended, and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the web site of the SEC referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, of 1934, as amended, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 26, 2018;

•	Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2018;

•	Current Reports on Form 8-K filed with the SEC on April 16, 2018 and June 19, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 8, 2017, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Investor Relations, Myomo, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142; telephone: (617) 401-4060.

You also may access these filings on our website at www.myomo.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

The information in this prospectus supplement and the accompanying base prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 2, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus Dated , 2018)

$15,000,000

Common Stock

We have entered into an At the Market Issuance Sales Agreement, or the Sales Agreement, with B. Riley FBR, Inc., or B. Riley FBR, dated July 2, 2018, relating to the sale of our common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $15,000,000 from time to time through B. Riley FBR, acting as our agent. Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. B. Riley FBR is not required to sell any specific amount, but will act as our distribution agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

B. Riley FBR will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share sold under the Sales Agreement. The net proceeds, if any, that we receive from the sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to B. Riley FBR. In connection with the sale of the common stock on our behalf, B. Riley FBR will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of B. Riley FBR will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley FBR with respect to certain liabilities, including liabilities under the Securities Act.

You should read this prospectus supplement in conjunction with the accompanying base prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the accompanying base prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the accompanying base prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying base prospectus, including any supplements and amendments thereto.

Our common stock is listed on The NYSE American under the symbol “MYO.” On June 28, 2018, the closing price for our common stock, as reported on The NYSE American, was $2.83 per share. Our principal executive offices are located at One Broadway, 14th Floor Cambridge, MA 02142.

The aggregate market value of our outstanding common stock held by non-affiliates was $45,100,460 based on 12,411,123 shares of outstanding common stock as of June 28, 2018, of which approximately 11,135,916 shares were held by non-affiliates, and based on the highest reported closing sale price of our common stock of $4.05 on May 3, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by nonaffiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by nonaffiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus supplement. During the prior 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-3 and the corresponding sections in the accompanying base prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this Prospectus Supplement is July 2, 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying base prospectus relate to the offering of common stock. Before buying any securities offered hereby, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement may add, update, or change information in the accompanying base prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and B. Riley FBR, Inc. has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and B. Riley FBR, Inc. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.”

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and

“Incorporation of Certain Information by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Myomo, Inc.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2017, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly report on Form 10-Q for the quarter ended March 31, 2018, which is incorporated by reference into this prospectus and this prospectus supplement, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus and this prospectus supplement.

Risks Related to This Offering

Our stockholders will experience significant dilution upon the issuance of common stock if the shares of our common stock underlying our warrants are exercised or converted.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 5,300,353 shares of our common stock are sold at a price of $2.83 per share pursuant to this prospectus supplement which was the last reported sale price of our common stock on the NYSE American on June 28, 2018, for aggregate net proceeds of approximately $14.3 million after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of approximately $1.23 per share. See the section entitled “Dilution” on page S-12 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

In addition, the warrants that we issued in our December 2017 underwritten public offering contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. As of June 27, 2018, the exercise price of these warrants was $2.95 per share of underlying common stock.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We cannot predict the effect, if any, that future issuances or sales of our common stock, preferred stock, warrants, or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the At the Market Issuance Sales Agreement, or the Sales Agreement, with B. Riley FBR, Inc., dated July 2, 2018, or Sales Agreement, or the availability of our securities for future issuance or sale, will have on the market price of shares of our common stock. Issuances or sales of substantial amounts of our common stock, preferred stock, warrants, or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales

Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to achieve reimbursement from third-party payers for our products;

•	our dependence upon external sources for the financing of our operations, particularly given that our auditors’ report for our 2017 financial statements, contains a statement concerning our ability to continue as a “going concern;”

•	our ability to effectively execute our business plan;

•	our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;

•	our expectations as to our clinical research program and clinical results;

•	our ability to improve our products and develop new products;

•	our ability to manage the growth of our operations over time;

•	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

•	our ability to gain and maintain regulatory approvals;

•	our ability to maintain relationships with existing customers and develop relationships with new customers;

•	our ability to compete and succeed in a highly competitive and evolving industry; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus and any prospectus supplement that we may file.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus supplement and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and our Current Reports on Form 8-K.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

Overview

We are a wearable medical robotics company, specializing in myoelectric braces, or orthotics, for people with neuromuscular disorders. We develop and market the MyoPro product line, which is a myoelectric-controlled upper limb brace, or orthosis. The orthosis is a rigid brace used for the purpose of supporting a patient’s weak or deformed arm to enable and improve functional activities of daily living, or ADLs, in the home and community. It is custom constructed by a qualified O&P practitioner during a custom fabrication process for each individual user to meet their specific needs. Our products are designed to help restore function in individuals with neuromuscular conditions due to brachial plexus injury, stroke, traumatic brain injury, spinal cord injury and other neurological disorders. We sell our products through orthotics and prosthetics, or O&P providers, the Veterans Health Administration, or VA, and to our distributor in certain accounts and geographic markets, OttoBock SE & Co. KGaA, or Ottobock.

Our goal is to address the need to restore function to individuals who have suffered partial paralysis and can no longer support or move their arm or hand despite the best efforts of surgeons and rehabilitation therapists.

Our solution, the MyoPro custom fabricated limb orthosis, is for the upper body. It was originally pioneered in the 1960s, recently refined in the labs of MIT, and made commercially feasible through our efforts. Partial paralysis is severe muscle weakness or loss of voluntary movement in one or more parts of the body. The MyoPro is registered with the FDA as a Class II device (Biofeedback Device). We believe it is the only current device able to help neuromuscular-impaired people restore function in weak arms and hands using their own muscle signals. The device consists of a portable arm brace made of a lightweight aerospace metal, and includes advanced signal processing software, non-invasive sensors, and a lightweight battery unit. The product is worn to support the dysfunctional joint and as a functional aid for reaching and grasping, but has also been proven to have therapeutic benefits for some users to increase motor control.

The MyoPro’s control technology utilizes an advanced non-invasive human-machine interface based on non-invasive, patented electromyography, or EMG, control technology that continuously monitors and senses, but does not stimulate, the affected muscles. The patient self-initiates movement through his or her weakened muscle signals that indicate the intention to move. In addition to supporting the weakened limb, the MyoPro functions as a neuro-muscular prosthetic by restoring function to the impaired limb similar to a myoelectric prosthetic for an amputee. It is prescribed by physicians and provided by medical professionals certified to fit orthotics and prosthetics as a custom fabricated myoelectric elbow-wrist-hand orthosis.

In addition to applications for stroke patients, we believe our technology may be used to increase upper extremity movement affected by diagnoses such as peripheral nerve injury, spinal cord injury, other neurological disorders, cerebral palsy, muscular dystrophy and traumatic brain injury.

Our strategy is to establish ourselves as the market leader in myoelectric limb orthotics, and to build a set of products, software applications, and value-added services based upon our patented technology platform. While we currently focus on upper extremity orthotics, our future products may include devices for the shoulder, leg, knee, and ankle, sized for both adults, adolescents and children, along with non-medical applications for industrial and military markets.

We are the exclusive licensee of U.S. patents for the myoelectric limb orthosis device based on technology originally developed at MIT in collaboration with medical experts affiliated with Harvard Medical School. We have licensed 2 patents across 1 patent family to protect our technology. We also hold 10 issued patents in the U.S. and various countries and have 2 pending patent applications. Our devices are currently referred for patients at leading rehabilitation facilities, including, among others, the Mayo Clinic, Cleveland Clinic, Walter Reed National Military Medical Center, and VA hospitals across the country.

Company Information

We were formed in the State of Delaware on September 1, 2004. Our principal executive office is One Broadway, 14th Floor, Cambridge, Massachusetts 02142. Our telephone number is (877) 736-9666. Our Internet address is www.myomo.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

We own various U.S. federal trademark registrations, certain foreign trademark registrations and applications, and unregistered trademarks, including the following marks referred to in this Offering Circular: “MyoPro®”, “MYOMO”®. All other trademarks or trade names referred to in this Offering Circular are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Offering Circular are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent possible under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements;

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

•	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in the Annual Report on Form 10-K and our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) in 2022, (b) the date on which we have total annual gross revenue of at least $1.07 billion, or (c) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th , and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

THE OFFERING

Issuer	Myomo, Inc.

Securities Offered	Shares of our common stock having an aggregate offering price of up to $15,000,000.

Manner of Offering	We have entered into an At the Market Issuance Sales Agreement, or the Sales Agreement, with B. Riley FBR, Inc., dated July 2, 2018, relating to the sale of our common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $15,000,000 from time to time through the distribution agent, acting as our agent. Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” on page S-14 of this prospectus supplement.

NYSE American Symbol	“MYO”

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See the section entitled “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making a decision to invest in our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include costs for research and development, sales and marketing activities, clinical research, funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares of common stock and warrants sold in the offering exceeds the pro forma net tangible book value per share of common stock after the offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

The historical net tangible book value of our common stock as of March 31, 2018 was approximately $13.9 million, or $1.12 per share, based on 12,406,107 shares of common stock outstanding as of that date.

After giving effect to the sale of our common stock during the term of the At the Market Issuance Sales Agreement, or the Sales Agreement, with B. Riley FBR, Inc., dated July 2, 2018, in the aggregate amount of $15.0 million at an assumed offering price of $2.83 per share, the last reported sale price of our common stock on the NYSE American on June 28, 2018, and after deducting commissions of 3% of the offering proceeds and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2018 would have been approximately $28.3 million, or $1.60 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.48 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.23 per share to new investors. The following table illustrates this per share dilution:

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$2.83
Net tangible book value per share as of March 31, 2018	$1.12
Increase in net tangible book value per share attributable to this offering	$0.48

As adjusted net tangible book value per share as of March 31, 2018, after giving effect to this offering		$1.60

Dilution per share to new investors purchasing shares in this offering		$1.23

The table above assumes for illustrative purposes that an aggregate of shares of our common stock are sold during the term of the Sales Agreement at a price of $2.83 per share, the last reported sale price of our common stock on The NYSE American on June 28, 2018, for aggregate gross proceeds of $15.0 million. The shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all of our common stock in the aggregate amount of $15.0 million during the remaining term of the Sales Agreement is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.67 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.66 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all of our common stock in the aggregate amount of $15.0 million during the term of the Sales Agreement is sold at that price, would instead increase our adjusted net tangible book value per share after the offering to $1.50 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.83 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The table above is based on 12,406,107 shares of common stock outstanding as of March 31, 2018, and excludes:

•	5,073,887 shares issuable upon the exercise of warrants, with a weighted-average exercise price of $4.05 per share;

•	573,504 shares issuable upon exercise of stock options under our equity incentive plans, with a weighted-average exercise price $2.47 per share;

•	40,001 shares issuable upon settlement of restricted stock units under our equity incentive plans;

•	26,876 shares of restricted stock issued under our equity incentive plans; and

•	666,255 shares reserved for future issuance under our 2018 Stock Option and Incentive Plan.

To the extent that options or warrants outstanding as of March 31, 2018 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition or in-licensing opportunities, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with the distribution agent under which we may offer and sell up to $15,000,000 of shares of our common stock from time to time through the distribution agent, acting as agent. Sales of shares of our common stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

The distribution agent will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the distribution agent. We will designate the maximum amount of common stock to be sold through the distribution agent on a daily basis or otherwise determine such maximum amount together with the distribution agent. Subject to the terms and conditions of the sales agreement, the distribution agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the distribution agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The distribution agent or we may suspend the offering of our common stock being made through the distribution agent under the sales agreement upon proper notice to the other party. The distribution agent and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

Under the terms of the sales agreement, we may also sell our common stock to the distribution agent, as principal for its own accounts, at a price negotiated at the time of sale. If we sell shares to the distribution agent in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay the distribution agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 3.0% of the gross sale price per share sold. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the distribution agent under the sales agreement, will be approximately $165,000. We have also agreed to reimburse the distribution agent their reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed $35,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the distribution agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, B. Riley FBR will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of the distribution agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the distribution agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares or our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The distribution agent and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the distribution agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part.

LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Duane Morris LLP, is counsel for the distribution agent in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Myomo, Inc.’s Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, NE, Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are subject to the reporting and information requirements of the Exchange Act of 1934, as amended, and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the web site of the SEC referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 26, 2018;

•	Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2018;

•	Current Reports on Form 8-K filed with the SEC on April 16, 2018 and June 19, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 8, 2017, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Investor Relations, Myomo, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142; telephone: (617) 401-4060.

You also may access these filings on our website at www.myomo.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

$15,000,000

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley FBR

July 2, 2018

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the SEC registration fee.

Securities and Exchange Commission registration fee		$9,338
FINRA filing fee		11,750
NYSE Listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Transfer agent and trustee fees		*
Miscellaneous		*
Total	$	*

*	Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement and the FINRA filing fee) will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•	we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2	At Market Issuance Sales Agreement, dated July 2, 2018, by and between the Registrant and B. Riley FBR, Inc.

3.1	Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2.3 contained in the Registrant’s Form 1-A filed on January 6, 2017)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 2.4 contained in the Registrant’s Form 1-A filed on January 6, 2017)

4.1*	Form of Specimen Common Stock Certificate

4.2*	Form of Specimen Preferred Stock Certificate

4.3*	Form of Certificate of Designation of Preferred Stock

4.4*	Form of Warrant Agreement

4.5*	Form of Unit Agreement

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Marcum LLP

Exhibit No.	Description

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act of 1934, as amended, and incorporated by reference into this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue; and

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 2nd day of July, 2018.

MYOMO, INC.

By:	/s/ Paul R. Gudonis

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Paul R. Gudonis and Ralph A. Goldwasser and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act this Registration Statement and Power of Attorney has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul R. Gudonis Paul R. Gudonis	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 2, 2018

/s/ Ralph A. Goldwasser Ralph A. Goldwasser	Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2018

/s/ Amy Knapp Amy Knapp	Director	July 2, 2018

/s/ Thomas A. Crowley, Jr. Thomas A. Crowley, Jr.	Director	July 2, 2018

Signature	Title	Date

/s/ Thomas F. Kirk Thomas F. Kirk	Director	July 2, 2018

/s/ Steve Sanghi Steve Sanghi	Director	July 2, 2018